CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Undiscovered Managers Funds of our report dated April 26, 2019, relating to the financial statements and financial highlights, which appears in JPMorgan Realty Income Fund’s Annual Report on Form N-CSR for the period ended February 28, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 21, 2019